UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2011 (April 26, 2011)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2011, NeurogesX, Inc. (the “Company”) entered into amended and restated employment agreements (“Amended Agreements”) with the Company’s named executive officers.

The Amended Agreements for the named executive officers provide for an extension of the term over which the Company is obligated to provide severance payments (at a rate equal to the then current base salary in effect) for each named executive officer in the event such executive is terminated without “cause” or such executive terminates his employment for “good reason” within 18 months following a change of control of the Company. The base salary severance payment period extensions for the named executive officers are as follows:

•	Anthony A. DiTonno, President and Chief Executive Officer: The base salary severance payment period was extended from 15 to 18 months.

•	Stephen F. Ghiglieri, Executive Vice President, Chief Operating Officer, Chief Financial Officer: The base salary severance payment period was extended from 9 to 15 months.

•	Jeffrey K. Tobias, M.D., Executive Vice President, Research and Development, Chief Medical Officer: The base salary severance payment period was extended from 9 to 15 months.

•	Michael E. Markels, Senior Vice President, Commercial and Business Development: The base salary severance payment period was extended from 9 to 12 months.

The Amended Agreements also provide for 12 months of severance payments (at a rate equal to the then current base salary) if a named executive officer is terminated other than for “cause,” or such executive terminates his employment for “good reason,” in each case prior to a change of control of the Company or after the 18-month period following a change of control. In addition, in the event of such a termination the Amended Agreements provide for:

•	All of such named executive officer’s options to purchase shares of the Company’s common stock to be deemed amended to extend the post-termination option exercise period to 12 months; and

•

Continued coverage under the Company’s benefit plans for such named executive officer and eligible dependents for a period equal to the shorter of 12 months or such time as the named executive officer secures employment with benefits generally similar to those provided in the Company’s benefit plans.

The terms “cause” and “good reason,” as well as a description of the remaining terms of the Amended Agreements, are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 26, 2011 in the section entitled “Executive Compensation – Potential Payments upon Termination or Change of Control,” which are incorporated by reference in this Item 5.02. Such description and the description contained in this Current Report on Form 8-K are conditioned on the actual provisions of the Amended Agreements contained in Exhibits 10.1 through 10.4 of this Current Report on Form 8-K, which are also incorporated by reference in this Item 5.02. Except as described above, the remaining terms of the named executive officers’ employment agreements with the Company, as previously disclosed in the Company’s filings with the SEC, remain unchanged in the Amended Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description

10.1	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Anthony DiTonno, effective as of April 26, 2011.

10.2	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Stephen Ghiglieri, effective as of April 26, 2011.

10.3	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Jeffrey Tobias, M.D., effective as of April 26, 2011.

10.4	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Michael Markels, effective as of April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer, Chief Financial Officer

Date: April 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Anthony DiTonno, effective as of April 26, 2011.

10.2	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Stephen Ghiglieri, effective as of April 26, 2011.

10.3	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Jeffrey Tobias, M.D., effective as of April 26, 2011.

10.4	Restated Executive Employment Agreement by and between NeurogesX, Inc. and Michael Markels, effective as of April 26, 2011.

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